Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

JAWS Spitfire Acquisition Corporation

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF JAWS SPITFIRE ACQUISITION CORPORATION

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON ____________, 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 2021, in connection with the extraordinary general meeting of Shareholders (the “extraordinary general meeting”) of JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”) to be held at 9:00 a.m. Eastern Time on _________, 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Barry S. Sternlicht, Matthew Walters and Michael Racich, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of JAWS Spitfire registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 11.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that JAWS Spitfire’s entry into the Business Combination Agreement, dated as of March 22, 2021 (as it may be amended and supplemented from time to time, the “Business Combination Agreement”), by and among JAWS Spitfire, Merger Sub, Inc., a Delaware Corporation (“Merger Sub”), and Velo3D, Inc., a Delaware corporation (“Velo3D”), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the deregistration of JAWS Spitfire as an exempted company in the Cayman Islands and the continuation and domestication of JAWS Spitfire as a corporation in the State of Delaware with the name “Velo3D, Inc.,” (a) Merger Sub will merge with and into Velo3D (the “Merger”), with Velo3D as the surviving company in the Merger, and after giving effect to such Merger, Velo3D shall be a wholly owned subsidiary of JAWS Spitfire (the time that the Merger becomes effective being referred to as the “Effective Time”) and (b) at the Effective Time, (i) outstanding shares and options of Velo3D will be exchanged for shares of common stock, par value $0.0001 per share, of New Velo3D (the “New Velo3D Common Stock”) or comparable options that are exercisable for shares of New Velo3D Common Stock, as applicable, based on an implied equity value of Velo3D of $1.5 billion, (ii) outstanding warrants of Velo3D (the “Velo3D Warrants”) not terminated pursuant to their terms will be exchanged for comparable warrants that are exercisable for shares of New Velo3D Common Stock based on the number of shares of New Velo3D Common Stock such holder would have received if it had exercised such warrant immediately prior to the Effective Time and (iii) outstanding convertible promissory notes of Velo3D (the “Convertible Notes”) will remain outstanding and become convertible into shares of New Velo3D Common Stock in accordance with their terms; certain related agreements (including the Sponsor Letter Agreement, the Subscription Agreements, the Transaction Support Agreements and the Amended and Restated Registration Rights Agreement, each in the form attached to the proxy statement/prospectus as Annex E, Annex F, Annex H and Annex G, respectively); and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2—Domestication Proposal—RESOLVED, as a special resolution, that JAWS Spitfire be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being deregistered in the Cayman Islands, JAWS Spitfire be continued and domesticated as a corporation under the laws of the state of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—Charter Proposal—RESOLVED, as a special resolution, that (i) the Memorandum and Articles of Association of JAWS Spitfire (the “Existing Governing Documents”) be amended and restated by the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Governing Documents”) of JAWS Spitfire (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal and the filing with and acceptance by the Secretary of State of Delaware of the Certificate of Corporate Domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)); (ii) the post-Business Combination corporate name is changed from “JAWS Spitfire Acquisition Corporation” to “Velo3D, Inc.”; and (iii) the authorized share capital be increased from 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share and 1,000,000 preference shares, par value $0.0001 per share, to 500,000,000 shares of New Velo3D Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Velo3D.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Governing Documents Proposals— RESOLVED, to consider and vote upon, on a nonbinding advisory basis, certain governance provisions in the Proposed Certificate of Incorporation (such proposals, collectively, the “Governing Documents Proposals”) to approve the following material differences between the Existing Governing Documents and the Proposed Governing Documents:
(A) Proposal No. 4—Governing Documents Proposal A—an amendment to change the authorized share capital of JAWS Spitfire from (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference shares, par value $0.0001 per share, to (a) 500,000,000 shares of common stock, par value $0.0001 per share, of New Velo3D and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Velo3D be approved on a nonbinding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(B) Proposal No. 5—Governing Documents Proposal B—an amendment to authorize the New Velo3D Board to issue any or all shares of New Velo3D preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Velo3D Board and as may be permitted by the Delaware General Corporation Law be approved on a nonbinding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(C) Proposal No. 6—Governing Documents Proposal C—an amendment to authorize the removal of the ability of New Velo3D stockholders to take action by written consent in lieu of a meeting be approved on a nonbinding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(D) Proposal No. 7—Governing Documents Proposal D— an amendment to authorize the amendment and restatement of the Existing Governing Documents be approved in accordance with the Charter Proposal, (i) changing the post-Business Combination corporate name from “JAWS Spitfire Acquisition Corporation” to “Velo3D, Inc.” as more fully set out in the Charter Proposal (which is expected to occur upon the consummation of the Domestication), (ii) making New Velo3D’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved on a nonbinding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8—The NYSE Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of New Velo3D Common Stock in connection with the Business Combination and the PIPE Financing be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9—The Incentive Award Plan Proposal—RESOLVED, as an ordinary resolution, that the Velo3D, Inc. 2021 Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex I, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 10—The Employee Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that the Velo3D, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex J, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 11—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to JAWS Spitfire shareholders or if, as of the time for which the extraordinary general meeting is scheduled, there are insufficient JAWS Spitfire ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting; (B) in order to solicit additional proxies from JAWS Spitfire shareholders in favor of one or more of the proposals at the extraordinary general meeting; or (C) if JAWS Spitfire shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by JAWS Spitfire from the trust account in connection with the Business Combination, together with aggregate gross proceeds from the PIPE Financing, equal no less than $350,000,000 after deducting JAWS Spitfire’s unpaid expenses, liabilities, and any amounts paid to JAWS Spitfire shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, at the extraordinary general meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated:	, 2021

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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